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                                                                Exhibit 99.1(c)

                           MFS/SUN LIFE SERIES TRUST

                           CERTIFICATION OF AMENDMENT
                            TO DECLARATION OF TRUST

                            REDESIGNATION OF SERIES

         Pursuant to Sections 6.11 and 9.3 of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended, (the "Declaration"), of MFS/Sun Life Series Trust (the "Trust"), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

                  The series designated as Research Growth and Income Series shall be redesignated as Core Equity Series.

         Pursuant to Section 10.1 of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this ___ day of _____, 2004 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.



----------------------------------          ----------------------------------
J. Kermit Birchfield                        Derwyn F. Phillips
33 Way Road                                 29 Northstone Road, Unit 6
Gloucester, MA  01930                       Swampscott,  MA  01907


----------------------------------          ----------------------------------
Robert C. Bishop                            C. James Prieur
1199 Madia Street                           60 Douglas Drive
Pasadena, CA  91103                         Toronto, Ontario
                                            M4W 2B3, Canada

----------------------------------
Frederick H. Dulles                         ----------------------------------
57 Tradd Street                             Ronald G. Steinhart
Charleston SC 29401-2539                    25 Robledo Drive
                                            Dallas, TX  75230

----------------------------------
David D. Horn                               ----------------------------------
257 Lake Street                             Haviland Wright
New Vineyard, ME  04956                     4610 Kapuna Road
                                            Kilauea HI  96754